CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3 No. 333 - XXXX), and related Prospectus of Commtouch Software Ltd. for the registration of 6,955,684 shares of its common stock and to the incorporation by reference therein of our report dated February 20, 2004, with respect to the consolidated financial statements and schedule of Commtouch Software Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.







Tel-Aviv, Israel                                  KOST, FORER, GABBAY and KASIER
January 7, 2005                                A member of Ernst & Young Global